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                                                                    EXHIBIT 12.1

                      ALASKA COMMUNICATIONS HOLDINGS, INC.

                             COMPUTATION OF RATIOS


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                                                                                       DEC. 31,
                                                                                         1998      JUNE 30, 1999
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EARNINGS TO FIXED CHARGES:
EARNINGS:
Income before taxes................................................................   $  (15,618)    $   (9,952)
Add: Fixed Charges.................................................................       54,279         27,638
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  Earnings as adjusted.............................................................       38,661         17,686

COMPUTATION OF FIXED CHARGES
Interest Expense...................................................................       53,698         27,348
Interest Portion of Rent Expense...................................................          581            290
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  Total Fixed Charges..............................................................       54,279         27,638
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Excess of fixed charges over earnings..............................................   $   15,618     $    9,952
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